UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 15, 2024

Enviva Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37363	46-4097730
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7272 Wisconsin Ave. Suite 1800 Bethesda, MD	20814
(Address of principal executive offices)	(Zip code)

(301) 657-5560

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information regarding the DIP Credit Agreement (as defined below) set forth in Item 2.03 of this Current Report on Form 8-K (this “Current Report”) is incorporated into this Item 1.01 by reference.

Item 1.03	Bankruptcy or Receivership.

As previously disclosed, on March 12, 2024 (the “Petition Date”), Enviva Inc., a Delaware corporation (the “Company”) and certain subsidiaries of the Company (collectively, the “Debtors”) filed voluntary petitions (the “Bankruptcy Petitions”) for reorganization under Chapter 11 of Title 11 of the United States Code (“Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Virginia (“Bankruptcy Court”). The Company also filed motions with the Bankruptcy Court seeking joint administration of the Debtors’ cases under the caption In re Enviva Inc., et al., Case No. 24-10453 (the “Chapter 11 Cases”). The Company will continue to operate its business as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and under the provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Company expects to continue to operate in the ordinary course throughout the restructuring process without material disruption to vendors, suppliers, and partners.

On the Petition Date, the Debtors filed a number of motions with the Bankruptcy Court generally designed to stabilize their operations and facilitate the Debtors’ transition into Chapter 11, including a motion seeking entry of an interim and final order establishing certain procedures and restrictions with respect to the direct or indirect purchase, disposition, or other transfer of the Company’s common stock (“Common Stock”) (including declarations of worthlessness with respect to such Common Stock), and seeking related relief, in order to preserve and protect the potential value of the Debtors’ net operating losses and certain other tax attributes of the Debtors. Certain of these motions sought authority from the Bankruptcy Court for the Debtors to make payments upon, or otherwise honor, certain obligations that arose prior to the Petition Date, including obligations related to employee wages, salaries and benefits, taxes, and certain vendors and other providers essential to the Company’s business. On March 14, 2024, the Bankruptcy Court approved the relief sought in these motions on an interim basis.

The information regarding the DIP Credit Agreement set forth in Item 2.03 of this Current Report is incorporated into this Item 1.03 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Debtor-In-Possession Financing

On March 15, 2024, the Debtors entered into a Debtor-in-Possession Credit and Note Purchase Agreement (the “DIP Credit Agreement”) by and among the Company, as borrower, and the other Debtors, as guarantors, the various lenders from time to time party thereto (the “Lenders”), and Acquiom Agency Services LLC (“Acquiom”) and Seaport Loan Products LLC (“Seaport”), as co-administrative agents, and Acquiom, as collateral agent providing for a debtor-in-possession term loan and notes facility (the “DIP Financing”) in an amount not to exceed $500,000,000. On March 14, 2024, the Bankruptcy Court granted interim approval of the motion to approve the DIP Financing (the “Interim DIP Order”) and borrowing of up to $150,000,000 of the loans and notes thereunder.

Each lender may elect to participate in the DIP Financing in the form of term loans (the “DIP Loans”) or in the form of notes (the “DIP Notes” and, together with the DIP Loans, the “DIP Loans and Notes”), which consist of certain borrowings consisting of Loans (as defined in the DIP Credit Agreement) and certain borrowings consisting of Notes (as defined in the DIP Credit Agreement). The DIP Loans and Notes each provide for identical economic terms. The DIP Loans and Notes are also split into two tranches: Tranche A consists of up to an aggregate of $250,000,000 in Tranche A Loans and Tranche A Notes (each as defined in the DIP Credit Agreement) and Tranche B consists of up to an aggregate of $250,000,000 in Tranche B Loans and Tranche B Notes (each as defined in the DIP Credit Agreement). Upon the Maturity Date (as defined in the DIP Credit Agreement), the Tranche A Loans and Tranche A Notes may be converted into equity in the Company. Up to 20% of the Tranche A borrowings and up to 20% of the Tranche B borrowings may be syndicated to stockholders of the Company.

The Debtors’ obligations under the DIP Credit Agreement are secured by first priority liens on certain assets of the Debtors which were not encumbered in favor of the prepetition lenders and second priority liens on all of the Debtors’ assets which are subject to a lien in favor of the Debtors’ prepetition lenders. The DIP Credit Agreement terminates on the earliest of: (i) December 13, 2024, (ii) the effective date of any plan of reorganization in the Chapter 11 Cases for the Company, (iii) the consummation of a sale or other disposition of all or substantially all assets of the Debtors, taken as a whole, under section 363 of the Bankruptcy Code, and (iv) the date of acceleration or termination of the DIP Financing in accordance with the terms of the DIP Credit Agreement.

Proceeds of the DIP Loans and Notes will be used only in connection with an approved budget (adjusted for agreed variances). DIP Loans and Notes will be made available in five draws, with the first draw occurring substantially contemporaneously with entry of the Interim DIP Order. Each draw is subject to the satisfaction of certain conditions under the DIP Credit Agreement, including compliance with meeting the milestones required by the Restructuring Support Agreement, dated March 12, 2024, by and among the Company, certain of its subsidiaries, the lenders party thereto, and certain investment funds and entities affiliated with the Company.

DIP Loans and Notes bear interest at a rate equal to, at the Company’s option, (a) the alternate base rate plus 7% per annum or (b) the adjusted SOFR rate plus 8% annum. The Debtors will pay certain other agreed fees to the Lenders and the agents under the DIP Credit Agreement.

The DIP Credit Agreement contains usual and customary affirmative and negative covenants and events of default for transactions of this type. In addition, the Debtors are required to maintain a minimum liquidity of $30,000,000.

The foregoing description is only a summary of the DIP Credit Agreement and is qualified in its entirety by reference to the full text of the DIP Credit Agreement, which is filed as Exhibit 10.1 hereto and which is incorporated by reference herein.

Item 8.01.	Other Events.

On March 15, 2024, the Company issued a press release announcing that the Company intends to offer certain holders of shares of Common Stock as of March 11, 2024 (the “Record Date”) the opportunity to subscribe to participate in the syndication of the DIP Financing (the “Syndication”). To be eligible to participate in the Syndication, each stockholder must be (i) an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended or an entity in which all of the equity investors are such institutional accredited investors, (ii) a beneficial owner of Common Stock as of the Record Date, and (iii) not the Company (an “Eligible Holder”). An Eligible Holder may designate another entity that is a partner, affiliate or related party of such Eligible Holder to be a subscriber in the Syndication (a “Permitted Designee”). Each Eligible Holder may elect to participate and submit a subscription to lend any portion of the DIP Loans up to an aggregate amount not to exceed $100 million, provided that the minimum committed participation amount of DIP Loans by any Eligible Holder and any of its Permitted Designees (taken together) shall not be less than $1 million. The ability of Eligible Holders to submit commitments for the Syndication commenced on March 15, 2024 and will expire at 5:00 p.m., New York City Time, on March 28, 2024 unless extended earlier or terminated, in accordance with the applicable subscription documents. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The foregoing description is only a summary of the Syndication and is qualified in its entirety by reference to the full text of the Syndication Procedures, which is filed as Exhibit 99.2 hereto and which is incorporated by reference herein.

Important Information and Where to Find It

Additional information about the Bankruptcy Petitions, including access to all of the court filings, including the motions and orders described above, is available on the docket of the Chapter 11 Cases which can be accessed via PACER at https://www.pacer.gov. These court filings and additional information about the Chapter 11 Cases and the Syndication is also available for free on the website maintained for the Company by its claims and notice agent, Kurtzman Carson Consultants LLC, located at www.kccllc.net/enviva or by calling (877) 499-4509 (U.S. / Canada) or (917) 281-4800 (international). The information on this website is not incorporated by reference into, and does not constitute part of, this Current Report.

Cautionary Statements

This Current Report includes “forward-looking statements” within the meaning of federal securities laws. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control. These risks include, but are not limited to: (i) the Company’s ability to successfully complete a restructuring under Chapter 11; (ii) potential adverse effects of the Chapter 11 Cases on the Company’s liquidity and results of operations (including the availability of operating capital during the pendency of Chapter 11 Cases); (iii) the Company’s ability to obtain timely approval by the Bankruptcy Court with respect to the motions filed in the Chapter 11 Cases; (iv) objections to the Company’s restructuring process, DIP Financing, or other pleadings filed that could protract the Chapter 11 Cases; (v) employee attrition and the Company’s ability to retain senior management and other key personnel due to distractions and uncertainties associated with the Chapter 11 Cases, including the Company’s ability to provide adequate compensation and benefits during the Chapter 11 Cases; (vi) the Company’s ability to maintain relationships with vendors, customers, employees, and other third parties and regulatory authorities as a result of the Chapter 11 Cases; (vii) the DIP Financing and other financing arrangements; (viii) the effects of the Bankruptcy Petitions on the Company and on the interests of various constituents, including the Company’s stockholders; (ix) the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings; (x) risks associated with third-party motions in the Chapter 11 Cases, which may interfere with the ability to consummate a restructuring; (xi) the Company’s consummation of a restructuring; (xii) increased administrative and legal costs related to the Chapter 11 process and other litigation and inherent risks involved in a bankruptcy process; (xiii) the Company’s ability to continue funding operations through the Chapter 11 bankruptcy process; (xiv) the Company’s ability to continue as a going concern; (xv) the Company’s ability to successfully execute cost-reduction and productivity initiatives on the anticipated timeline or at all; (xvi) the outcome and timing of the Company’s comprehensive review; (xvii) impairment of goodwill, intangible assets, and other long-lived assets; (xviii) risks related to the Company’s indebtedness, including the levels and maturity date of such indebtedness; (xix) potential liability resulting from pending or future litigation, investigations, or claims; (xx) changes to the Company’s leadership and management team; and (xxi) governmental actions and actions by other third parties that are beyond the Company’s control. All statements included in this Current Report, other than historical facts, are forward-looking statements. All forward-looking statements speak only as of the date of this Current Report. Although the Company believes that the plans, intentions, and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions, or expectations will be achieved. Therefore, actual outcomes and results could differ materially from what is expressed, implied, or forecast in such statements.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Debtor-In-Possession Credit and Note Purchase Agreement, dated as of March 15, 2024, by and among the Company, the DIP Creditors party thereto, Seaport, as Co-Administrative Agent and Acquiom, as Co-Administrative Agent and Collateral Agent*.
99.1	Press Release dated March 15, 2024.
99.2	Syndication Procedures.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Enviva Inc. hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission; provided, that Enviva Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIVA INC.

Date: March 15, 2024
	By:	/s/ Jason E. Paral
	Name:	Jason E. Paral
	Title:	Executive Vice President, General Counsel, and Secretary